UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017

FORESIGHT ENERGY LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36503 (Commission File Number)	80-0778894 (IRS Employer Identification No.)

211 North Broadway
Suite 2600
Saint Louis, MO 63102
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 932-6160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed, on March 28, 2017 (the “Closing Date”), Foresight Energy LP (the “Company” or “FELP”), together with its wholly-owned subsidiaries Foresight Energy LLC (the “Borrower” or “FELLC”) and Foresight Energy Finance Corporation (the “Co-Issuer” and together with FELLC, the “Issuers”) and certain of the Issuers subsidiaries, completed a series of transactions comprising a refinancing of certain of its previously outstanding indebtedness (the “Refinancing Transactions”).

Item 1.01. Entry into a Material Definitive Agreement.

Terms of the Notes

On the Closing Date, the Issuers issued $425 million aggregate principal amount of Second Lien Senior Secured Notes due 2023 (the “Notes”) and entered into the Indenture (as defined below).

General

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of the Closing Date, by and among the Issuers, the guarantors party thereto and Wilmington Trust, National Association, as trustee. The Notes have a maturity date of April 1, 2023. The Notes bear interest at a rate of 11.50% per annum payable in cash. Interest will be computed based upon a 360-day year of twelve 30-day months, payable semi-annually on April 1 and October 1, commencing on October 1, 2017, to the holders of record at the close of business on the preceding March 15 and September 15, as applicable.

Notes Guarantees and Collateral

The obligations under the Notes are unconditionally guaranteed, jointly and severally, on a senior secured second-priority basis by each of the Issuers wholly-owned domestic subsidiaries that guarantee the New Credit Facilities (as defined below). The Notes and the related guarantees are or will be secured by second-priority perfected liens on substantially all of the Issuers’ and subsidiary guarantors’ existing and future assets, subject to certain exceptions, including all material personal, real or mixed property, a pledge of the capital stock of the Issuers’ domestic subsidiaries and up to 65.0% of the voting capital stock of the Issuers’ future foreign subsidiaries that are directly owned by the Issuers or any of the subsidiary guarantors, which assets will also secure the New Credit Facilities on a first-priority basis.

Restrictive Covenants and Other Matters

The Indenture includes negative covenants, subject to certain exceptions, restricting or limiting the Issuers’ and their subsidiaries’ ability to, among other things:

•                  incur additional indebtedness;

•                  pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments;

•                  enter into agreements that restrict distributions from restricted subsidiaries;

•                  sell or otherwise dispose of assets;

•                  enter into transactions with affiliates;

•                  create or incur certain liens;

•                  merge, consolidate or sell all or substantially all of the Issuers’ and their subsidiaries’ assets;

•                  place restrictions on the ability of FELLC’s subsidiaries to pay dividends or make other payments to us; and

•                  designate FELLC’s subsidiaries as unrestricted subsidiaries.

The Indenture contains certain usual and customary events of default. If an event of default occurs, the holders of the Notes are entitled to take various actions, including the acceleration of amounts due under the Notes.

Optional Redemption

Prior to April 1, 2020, the Issuers may redeem the Notes in whole or in part at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, plus the applicable “make-whole” premium. In addition, prior to April 1, 2020, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes at a price equal to 111.50% of the aggregate principal amount of the Notes redeemed with the proceeds from a qualified equity offering, subject to at least 50% of the aggregate principal amount of the Notes remaining outstanding after giving effect to any such redemption.

On or after April 1, 2020, the Issuers may redeem the Notes at a price equal to: (i) 105.750% of the aggregate principal amount of the Notes redeemed prior to April 1, 2021; (ii) 102.875% of the aggregate principal amount of the Notes redeemed on or after April 1, 2021 but prior to April 1, 2022; and (iii) 100.000% of the aggregate principal amount of the Notes redeemed thereafter.

Repurchases of the Notes at the Option of Holders

Upon the occurrence of a change of control under the Indenture (which, among other things, would include the acquisition of more than 50% of the voting securities of the General Partner (as defined below) by a person other than a permitted holder), the Issuers will be obligated to offer to repurchase all of the outstanding Notes at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest.  Permitted holders include Murray Energy (as defined below) and its related entities, Chris Cline, Robert E. Murray, and their beneficiaries.  Additionally, in the case of certain asset sales the Issuers will be obligated to offer to repurchase the Notes in such amounts as determined in accordance with the Indenture at a price of 100% of the aggregate principal amount thereof plus accrued and unpaid interest.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Indenture, attached hereto as Exhibit 4.1, incorporated herein by reference.

Second Lien Collateral Agreement

On the Closing Date, the Issuers, each subsidiary of the Issuers party thereto, and Lord Securities Corporation, as Parity Lien Collateral Trustee, entered into a pledge and security agreement (the “Notes Collateral Agreement”). Pursuant to the Notes Collateral Agreement, the payment and performance when due of all obligations of the Issuers and the guarantors under the Notes and related guarantees and any other designated funded debt that is secured equally and ratably with the Notes is and will be secured by the pledge and grant of security interests contained in the Notes Collateral Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Notes Collateral Agreement, attached hereto as Exhibit 10.4, incorporated herein by reference.

New Credit Facilities

On the Closing Date, the Borrower entered into a new credit agreement (the “New Credit Agreement”) providing for new senior secured first-priority credit facilities (the “New Credit Facilities”) consisting of:

•                  a new senior secured first-priority $825.0 million term loan with a maturity of five years (the “Term Loan”); and

•                  a new senior secured first-priority $170.0 million revolving credit facility with a maturity of four years, including both a letter of credit subfacility and a swingline loan subfacility (the “Revolving Facility”).

In addition, the Borrower may request one or more incremental term loan facilities, and/or one or more increases in commitments under the Revolving Facility (collectively, “incremental facilities”) in an aggregate amount of up to the sum of (x) $25.0 million plus (y) such additional amount so long as, (i) in the case of loans under incremental facilities secured by liens on the collateral that rank pari passu with the liens on collateral securing the New Credit Facilities, our pro forma net first lien secured leverage ratio would be no greater than 2.75 to 1.0, (ii) in the case of loans under incremental facilities secured by liens on collateral that rank junior to the liens on the collateral securing the New Credit Facilities, our pro forma net secured leverage ratio would be no greater than 3.75 to 1.0 and (iii) in the case of unsecured incremental facilities, our pro forma net total leverage ratio would be no greater than 4.25 to 1.0, in each case subject to certain conditions and receipt of commitments by existing or additional lenders.

Interest and Fees

Amounts outstanding under the New Credit Facilities bear interest as follows:

•                  in the case of the Term Loan, at the Borrower’s options, at (a) LIBOR (subject to a LIBOR floor of 1.00%) plus 5.75% per annum; or (b) a base rate plus 4.75% per annum; and

•                  in the case of borrowings under the Revolving Facility, at the Borrower’s option, at (a) LIBOR (subject to a LIBOR floor of zero) plus an applicable margin ranging from 5.25% to 5.50% per annum or (b) a base rate plus an applicable margin ranging from 4.25% to 4.50% per annum, in each case, such applicable margins to be determined based on our net first lien secured leverage ratio.

In addition to paying interest on the outstanding principal under the New Credit Facilities, we will be required to pay a quarterly commitment fee with respect to the unused portions of our Revolving Facility and customary letter of credit fees.

Amortization and Prepayments

The New Credit Facilities will require scheduled quarterly amortization payments on the Term Loan in an aggregate annual amount equal to 1.0% of the original principal amount of the Term Loan, with the balance to be paid at maturity.

In addition, the New Credit Facilities will require us to prepay outstanding borrowings, subject to certain exceptions, with:

•                  75% (which percentage will be reduced to 50%, 25% and 0% based on satisfaction of specified net secured leverage ratio tests) of our annual excess cash flow, as defined under the New Credit Facilities;

•                  100% of the net cash proceeds of non-ordinary course asset sales and other dispositions of property, in each case subject to certain exceptions and customary reinvestment rights;

•                  100% of the net cash proceeds of insurance (other than insurance proceeds relating to the Deer Run mine), in each case subject to certain exceptions and customary reinvestment rights; and

•                  100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the New Credit Facilities.

We may voluntarily repay outstanding loans under the New Credit Facilities at any time, without prepayment premium or penalty, except in connection with a repricing transaction in respect of the Term Loan as described below, in each case subject to customary “breakage” costs with respect to Eurodollar Rate loans.

Any refinancing through the issuance of certain debt or any repricing amendment, in either case, that constitutes a “repricing transaction” applicable to the Term Loan resulting in a lower yield occurring at any time prior to the first anniversary of the closing of the New Credit Facilities will be accompanied by a 1.00% prepayment premium.

Guarantors and Collateral

All obligations under the New Credit Facilities are guaranteed by FELP on a limited recourse basis (where recourse is limited to its pledge of stock of the Borrower) and are or will be unconditionally guaranteed, jointly and severally, on a senior secured first-priority basis by each of the Borrower’s existing and future direct and indirect, wholly-owned domestic restricted subsidiaries (which do not include Hillsboro Energy LLC), subject to certain exceptions. The obligations will be secured by a pledge of 100% of the Borrower’s equity interests and substantially all of the Borrower’s assets and those of each subsidiary guarantor, including capital stock of the subsidiary guarantors and 65% of the capital stock of the first tier foreign subsidiaries, in each case subject to exceptions. Subject to permitted liens and certain other exceptions, such security interests will consist of a first priority lien with respect to the collateral securing the New Credit Facilities.

Restrictive Covenants and Other Matters

The New Credit Facilities will require that, commencing as of the end of the second fiscal quarter in 2017, we comply on a quarterly basis with a maximum net first lien secured leverage ratio of 3.75:1.00, stepping down by 0.25x in each of the first quarters of 2019 and 2021, which financial covenant will be solely for the benefit of the lenders under the Revolving Facility.

The New Credit Facilities will contain certain customary affirmative covenants. The negative covenants in the New Credit Facilities will include, among other things, limitations on our ability to do the following, subject to certain exceptions and baskets to be agreed:

•                  incur additional debt;

•                  create liens on certain assets;

•                  make certain loans or investments (including acquisitions);

•                  pay dividends on or make distributions in respect of our capital stock or make other restricted junior payments;

•                  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•                  sell or otherwise dispose of assets;

•                  make capital expenditures;

•                  enter into certain transactions with our affiliates;

•                  enter into sale leaseback transactions;

•                  change our lines of business;

•                  restrict liens;

•                  change our fiscal year; and

•                  modify the terms of certain debt or organizational agreements.

The New Credit Facilities will contain certain customary events of default, including relating to a change of control. The definition of change of control is similar to that used in the Indenture.  If an event of default occurs and is continuing, the lenders under the New Credit Facilities will be entitled to take various actions, including the acceleration of amounts due under the New Credit Facilities and all actions permitted to be taken by a secured creditor in respect of the collateral securing the New Credit Facilities.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement, attached hereto as Exhibit 10.1, incorporated herein by reference.

First Lien Collateral Agreements

On the Closing Date, the Borrower, certain subsidiaries of the Borrower and Lord Securities Corporation, as Priority Lien Collateral Trustee, entered into a pledge and security agreement (the “Credit Facilities Security Agreement”). Pursuant to the Credit Facilities Security Agreement, the payment and performance when due of all obligations of the Borrower and the guarantors under the New Credit Facilities and any other designated funded debt that is secured equally and ratably with the New Credit Facilities and related guarantees is and will be secured by the pledge and grant of security interests contained in the Credit Facilities Security Agreement.

On the Closing Date, FELP and Lord Securities Corporation, as Priority Lien Collateral Trustee, entered into a pledge agreement (the “Credit Facilities Parent Pledge”). Pursuant to the Credit Facilities Parent Pledge, the payment and performance when due of all obligations of the Borrower and the guarantors under the New Credit Facilities and related guarantees and any other designated funded debt that is secured equally and ratably with the New Credit Facilities is and will be secured by the pledge and grant of a security interest in all of FELP’s interest in the equity of the Borrower.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Credit Facilities Security Agreement and Credit Facilities Parent Pledge, attached hereto as Exhibits 10.2 and 10.3, respectively, incorporated herein by reference.

Collateral Trust Agreement

The collateral granted to secure the indebtedness under the New Credit Facilities, on a first-priority basis (except the pledge by FELP of the equity interests in the Borrower), has also been granted to secure the obligations under the Notes and the related guarantees on a second-priority basis. The relative priority of the liens afforded to the New Credit Facilities and the Notes (and certain rights and obligations related thereto) are set forth in a collateral trust agreement (the “Collateral Trust Agreement”), dated as of the Closing Date, by and among the Issuers, each of the grantors party thereto, The Huntington National Bank, as administrative agent under the New Credit Agreement, Wilmington Trust, National Association, as trustee under the Indenture, and Lord Securities Corporation, as collateral trustee.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Collateral Trust Agreement, attached hereto as Exhibit 10.5, incorporated herein by reference.

Amendments to Equipment Financing Arrangements

Sugar Camp Financing Arrangement Amendment

On the Closing Date, Sugar Camp Energy, LLC, as borrower, and FELLC, as guarantor, entered into an amendment (the “Sugar Camp Amendment”) to the credit agreement, dated as of January 5, 2010, among Sugar Camp Energy, LLC, as borrower, the lenders party thereto, Crédit Agricole Corporate and Investment Bank Deutschland, Niederlassung Einer Französischen Société Anonyme and Crédit Agricole Corporate and Investment Bank, as administrative agent (as previously amended and further amended by the Sugar Camp Amendment, the “Sugar Camp Credit Agreement”), and related guaranty provided by FELLC (the “Sugar Camp Guaranty”). The facility under the Sugar Camp Credit Agreement provided financing for certain longwall mining equipment and is secured by the assets financed with the proceeds of the Sugar Camp Credit Agreement.

Under the Sugar Camp Amendment, certain covenants and definitions in the Sugar Camp Credit Agreement and the Sugar Camp Guaranty were conformed to the covenants and definitions in the New Credit Agreement and the Sugar Camp Credit Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Sugar Camp Amendment, attached hereto as Exhibit 10.6, incorporated herein by reference.

Hillsboro Financing Arrangement Amendment

On the Closing Date, Hillsboro Energy LLC, as borrower, and FELLC, as guarantor, entered into an amendment (the “Hillsboro Amendment”) to the credit agreement, dated as of May 14, 2010, among Hillsboro Energy LLC, as borrower, the certain financial institutions party thereto, Crédit Agricole Corporate and Investment Bank Deutschland, Niederlassung Einer Französischen Société Anonyme and Crédit Agricole Corporate and Investment Bank, as administrative agent (as previously amended and further amended by the Hillsboro Amendment, the “Hillsboro Credit Agreement”), and related guaranty provided by FELLC (the “Hillsboro Guaranty”). The facility under the Hillsboro Credit Agreement provided financing for certain longwall mining equipment and is secured by the assets financed with the proceeds of the Hillsboro Credit Agreement.

Under the Hillsboro Amendment, certain covenants and definitions in the Hillsboro Credit Agreement and the Hillsboro Guaranty were conformed to the covenants and definitions in the New Credit Agreement and the Hillsboro Credit Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Hillsboro Amendment, attached hereto as Exhibit 10.7, incorporated herein by reference.

Item 1.02. Termination of Material Definitive Agreement.

Existing Credit Agreement

On the Closing Date, the Borrower terminated the third amended and restated credit agreement (as amended, the “Existing Credit Agreement”), dated as of August 30, 2016, by and among the Borrower, the lenders party thereto, and Citibank, N.A., as administrative agent, and certain other parties, which governed its former senior secured credit facilities (the “Former Credit Facilities”). In connection with the termination, the Borrower repaid all of its outstanding obligations in respect of principal, interest and fees under the Former Credit Facilities.

Second Lien Notes

On March 27, 2017, Murray Energy Corporation and one of its affiliates (together, “Murray Energy”) purchased a combined total of 9,628,108 common units of the Company from the Company for an aggregate purchase price of $60.6 million, which proceeds were further contributed to FELLC (the “Murray Investment”).  On March 27, 2017, the proceeds from the Murray Investment were used to repay $54.5 million aggregate principal amount of FELLC’s Second Lien Senior Secured PIK Notes due 2021 (the “Second Lien Notes”) at the premium required by such Second Lien Notes.  The Murray Investment was approved by the synergy and conflicts committee of the General Partner.

On March 28, 2017, the Issuers gave notice to the trustee for the Second Lien Notes of their election to redeem (the “Redemption”) the full amount of remaining outstanding Second Lien Notes on April 27, 2017 (the “Redemption Date”) and irrevocably instructed the trustee to give notice of such Redemption to the holders thereof. The Issuers also irrevocably deposited with the trustee, an amount in cash sufficient to redeem such Second Lien Notes at a redemption price equal to 100.000% of the principal amount thereof plus the applicable premium as of, and accrued and unpaid interest to (but excluding), the Redemption Date, in accordance with the provisions of the indenture governing the Second Lien Notes (the “Second Lien Notes Indenture”). Upon such deposit, the obligations under the Second Lien Notes and the Second Lien Notes Indenture were satisfied and discharged.

The Company has agreed to provide Murray Energy with customary registration rights with respect to the common units purchased by Murray Energy pursuant to the Murray Investment.

Exchangeable PIK Notes

As previously disclosed, on March 20, 2017, the Issuers issued a conditional notice of redemption to Wilmington Trust, National Association, as trustee, and American Stock Transfer & Trust Company, LLC, as notes administrator (the “Notes Administrator”), pursuant to the indenture governing their Second Lien Senior Secured Exchangeable PIK Notes due 2017 (the “Exchangeable PIK Notes”) that the Issuers would redeem (the “Exchangeable PIK Notes

Redemption”) all of the outstanding Exchangeable PIK Notes on March 28, 2017 at a redemption price equal to 100.000% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the date of the Exchangeable PIK Notes Redemption. On March 28, 2017, the Issuers deposited with the Notes Administrator funds sufficient to pay the applicable redemption price on the date of the Exchangeable PIK Notes Redemption. No Exchangeable PIK Notes remain outstanding.

Intercreditor Agreements and Collateral Trust Agreement

On the Closing Date, and in connection with the Refinancing Transactions, each of the following agreements terminated:

•                                          the Intercreditor Agreement (Securitization), dated as of August 30, 2016, by and among Citibank, N.A., Wilmington Savings Fund Society, FSB, the Third Lien Collateral Agent to the extent a party thereto, the Issuer, each of the originators party thereto from time to time, Foresight Receivables LLC and PNC Bank, National Association;

•                                          the Intercreditor Agreement, dated as of August 30, 2016, by and among the Issuers, each of the guarantors party thereto, Citibank, N.A., as the first lien administrative agent and collateral agent, Wilmington Savings Fund Society, FSB as the second lien collateral agent, Wilmington Trust, N.A., as trustee under the Exchangeable PIK Notes indenture, Wilmington Savings Fund Society, FSB, as trustee under the Second Lien Notes indenture, each hedge bank, cash management bank and each secured commodity swap counterparty party thereto from time to time, the third lien collateral agent for the third lien secured parties to the extent party thereto and each additional representative from time to time party thereto; and

•                                          the Collateral Trust and Intercreditor Agreement, dated as of August 30, 2016, by and among the Issuers, the other Grantors party thereto, Wilmington Savings Fund Society, FSB and Wilmington Trust, National Association.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 5.01 Changes in Control of Registrant.

Exercise of FEGP Option

Following completion of the Refinancing Transactions, Murray Energy exercised its option (the “FEGP Option”) to acquire an additional 46% voting interest in Foresight Energy GP LLC, the general partner of FELP (the “General Partner”), from Foresight Reserves LP (“Reserves”) and Michael J. Beyer (“Beyer”) pursuant to the terms of that certain option agreement, dated April 16, 2015, among Murray Energy, Reserves and Beyer, as amended, thereby increasing Murray Energy’s voting interest in the General Partner to

80%.  The aggregate exercise price of the FEGP Option was $15 million.  Following the exercise of the FEGP Option, pursuant to the operating agreement of the General Partner, all members of the board of directors of the General Partner (the “Board”), other than Paul Vining, are deemed appointed by Murray Energy and can be removed and replaced by Murray Energy at its sole discretion. Murray Energy is entitled to appoint a majority of the Board. Reserves remains entitled to appoint at least one board member.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mr. Christopher Cline

On March 28, 2017, Mr. Christopher Cline resigned from the Board, and from his role as Principal Strategy Advisor.  Mr. Cline’s resignation was not as a result of any disagreement with FELP regarding any matter related to its operations, policies or practices.

In connection with the departure of Mr. Cline, effective March 28, 2017, Robert D. Moore will serve as Chairman of the Board.

Appointment of Mr. Robert E. Murray

Mr. Robert E. Murray became a member of the Board, effective March 28, 2017.

Mr. Murray is 43 years old and since February 2015 has been the Executive Vice President — Marketing and Sales of Murray Energy. He previously served as Vice President — Marketing, Sales and Transportation of Murray Energy from 2012 to 2015, and served as Vice President — Business Development and External Affairs of Murray Energy from 2007 to 2012. Since 2008, Mr. Murray also served as the President of American Mountaineer Energy, Inc., a wholly-owned subsidiary of Murray Energy. From 1996 to 2007, Mr. Murray held various management positions within Murray Energy and its affiliated operations, including General Manager and Superintendent of The Ohio Valley Coal Company and Account Executive and Manager of Transportation and Quality Control for The American Coal Sales Company. Mr. Murray has extensive experience in marketing and sales, quality control, and transportation. Mr. Murray received his Bachelor of Science in Mining Engineering from West Virginia University and an M.B.A. from The Ohio State University.

Relationships between the Company and its subsidiaries on the one hand and Murray Energy on the other hand are set forth under the section entitled “Certain Relationships and Related Transactions and Director Independence” in the Company’s annual report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

Mr. Murray became a member of the Board by way of the amended operating agreement of the General Partner that went into effect upon the exercise of the FEGP Option.

Item 8.01. Other Events.

Warrants

On the Closing Date, as a result of the Refinancing Transactions, the warrants (the “Warrants”) issued on August 30, 2016 to acquire common units of FELP have become exercisable by the holders thereof.  As of the Closing Date, each Warrant is exercisable for 12.8 common units of FELP at an initial exercise price of $0.8928 per common unit, in each case subject to adjustment.

Amended and Restated Management Services Agreement

Upon the exercise of the FEGP Option, the General Partner entered into an amended and restated management services agreement (“MSA”) with Murray American Coal, Inc. (the “Manager”), a wholly-owned subsidiary of Murray Energy, pursuant to which the quarterly fee for the Manager to provide certain management and administration services to FELP has been increased to $5.0 million ($20.0 million on an annual basis) and is subject to future contractual escalations and adjustments. The initial term of the MSA extends through December 31, 2022 and is subject to termination provisions

Ancillary Agreements

Upon the exercise of the FEGP Option, other ancillary agreements were also entered into by and among subsidiaries of the Company, entities controlled by Chris Cline, and Murray Energy. These agreements include (i) a cooperation among the three of them regarding the moving, plugging, reconfiguring, or modification of any applicable part(s) or portion(s) of an oil and gas system controlled by an affiliate of Reserves to accommodate the development, mining, processing, transportation, or other function and/or activity of a mining operation in Southern Illinois; and (ii) an option granted by New River Royalty, a subsidiary of Reserves, to Murray Energy and a subsidiary of the Company to purchase certain property.

Reimbursement

Murray Energy will reimburse the Company for certain costs associated with the refinancing of the Exchangeable PIK Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

4.1

Indenture, dated as of March 28, 2017, among Foresight Energy LLC, Foresight Energy Finance Corporation, the Guarantors from time to time parties thereto and Wilmington Trust, National Association, as Trustee.

10.1	Credit and Guaranty Agreement, dated as of March 28, 2017, among Foresight Energy LLC, as Borrower, Foresight Energy LP, the Guarantors

party thereto, The Huntington National Bank, as Facilities Administrative Agent, Lord Securities Corporation, as Term Administrative Agent, and the Lenders party thereto.

10.2	Priority Lien Debt Pledge and Security Agreement, dated as of March 28, 2017, between each of the Grantors party thereto and Lord Securities Corporation, as Priority Lien Collateral Trustee.

10.3	Priority Lien Debt Pledge Agreement, dated as of March 28, 2017, between Foresight Energy LP and Lord Securities Corporation, as Priority Lien Collateral Trustee.

10.4	Parity Lien Debt Pledge and Security Agreement, dated as of March 28, 2017, between each of the Grantors party thereto and Lord Securities Corporation, as Parity Lien Collateral Trustee.

10.5

Collateral Trust Agreement, dated as of March 28, 2017, among Foresight Energy LLC, the other Grantors from time to time party thereto, The Huntington National Bank, as Administrative Agent under the Credit Agreement, Wilmington Trust, National Association, as Trustee under the Indenture, and Lord Securities Corporation, as Collateral Trustee.

10.6

Eighth Amendment to Credit Agreement and Fourth Amendment to Guaranty, dated as of March 28, 2017, by and among Sugar Camp Energy, LLC, Foresight Energy LLC, the Lender party thereto, Crédit Agricole Corporate and Investment Bank, as Administrative Agent, and Crédit Agricole Corporate and Investment Bank Deutschland, Niederlassung Einer Französischen Société Anonyme, as Hermes Agent.

10.7

Eighth Amendment to Credit Agreement and Fourth Amendment to Guaranty, dated as of March 28, 2017, by and among Hillsboro Energy LLC, Foresight Energy LLC, the Lender party thereto, Crédit Agricole Corporate and Investment Bank, as Administrative Agent, and Crédit Agricole Corporate and Investment Bank Deutschland, Niederlassung Einer Französischen Société Anonyme, as Hermes Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESIGHT ENERGY LP

By:	Foresight Energy GP LLC, its general partner

By:	/s/ Robert D. Moore
Robert D. Moore
President and Chief Executive Officer

Date: April 3, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1

Indenture, dated as of March 28, 2017, among Foresight Energy LLC, Foresight Energy Finance Corporation, the Guarantors from time to time parties thereto and Wilmington Trust, National Association, as Trustee.

10.1

Credit and Guaranty Agreement, dated as of March 28, 2017, among Foresight Energy LLC, as Borrower, Foresight Energy LP, the Guarantors party thereto, The Huntington National Bank, as Facilities Administrative Agent, Lord Securities Corporation, as Term Administrative Agent, and the Lenders party thereto.

10.2	Priority Lien Debt Pledge and Security Agreement, dated as of March 28, 2017, between each of the Grantors party thereto and Lord Securities Corporation, as Priority Lien Collateral Trustee.

10.3	Priority Lien Debt Pledge Agreement, dated as of March 28, 2017, between Foresight Energy LP and Lord Securities Corporation, as Priority Lien Collateral Trustee.

10.4	Parity Lien Debt Pledge and Security Agreement, dated as of March 28, 2017, between each of the Grantors party thereto and Lord Securities Corporation, as Parity Lien Collateral Trustee.

10.5

Collateral Trust Agreement, dated as of March 28, 2017, among Foresight Energy LLC, the other Grantors from time to time party thereto, The Huntington National Bank, as Administrative Agent under the Credit Agreement, Wilmington Trust, National Association, as Trustee under the Indenture, and Lord Securities Corporation, as Collateral Trustee.

10.6

Eighth Amendment to Credit Agreement and Fourth Amendment to Guaranty, dated as of March 28, 2017, by and among Sugar Camp Energy, LLC, Foresight Energy LLC, the Lender party thereto, Crédit Agricole Corporate and Investment Bank, as Administrative Agent, and Crédit Agricole Corporate and Investment Bank Deutschland, Niederlassung Einer Französischen Société Anonyme, as Hermes Agent.

10.7

Eighth Amendment to Credit Agreement and Fourth Amendment to Guaranty, dated as of March 28, 2017, by and among Hillsboro Energy LLC, Foresight Energy LLC, the Lender party thereto, Crédit Agricole Corporate and Investment Bank, as Administrative Agent, and Crédit Agricole Corporate and Investment Bank Deutschland, Niederlassung Einer Französischen Société Anonyme, as Hermes Agent.